          As filed with the Securities and Exchange Commission on March 10, 2000
                                                                Registration No.
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           OXIS INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                          94-1620407
      (State or Other Jurisdiction of           (I.R.S. Employer
       Incorporation or Organization)        Identification Number)

                       6040 N. Cutter Circle, Suite 317
                           Portland, OR  97217-3935
          (Address of Principal Executive Office, Including Zip Code)

              OXIS INTERNATIONAL, INC. 1994 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)
                                Jon S. Pitcher
                  Vice President and Chief Financial Officer
                           OXIS International, Inc.
                       6040 N. Cutter Circle, Suite 317
                           Portland, OR  97217-3935
                    (Name and Address of Agent for Service)
                                (503) 283-3911
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                           Richard Scudellari, Esq.
                              Morrison & Foerster
                              755 Page Mill Road
                          Palo Alto, California 94304
================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                           Proposed maximum
 Title of securities     Amount to be     offering price per     Proposed maximum aggregate         Amount of
 to be registered         registered         share /(1)/          offering price /(1)/          registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,                1,125,000         $7.4375                $8,367,187.50                 $2,208.94
$0.001 par value
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of OXIS International, Inc. Common Stock reported on the Nasdaq National Market on March 8, 2000.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The contents of the Registrant's Registration Statements on Form S-8, Commission File No. 33-64451, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     2. The Registrant's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     4. The Registrant's current reports on Form 8-K filed with the SEC on July 13, 1999 and November 29, 1999, respectively.

     5. The description of the Company's Common Stock contained in the Company's Prospectus dated June 18, 1969 (file No. 0361150) filed pursuant to
Section 12 of the Exchange Act on June 23, 1969.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 8.  Exhibits.

Exhibit No.                                  Description
==========                                   ===========

  5.1          Opinion of Morrison & Foerster, LLP.

 23.1          Consent of Counsel (included in Exhibit 5.1).

 23.2          Consent of Deloitte & Touche LLP, Independent Auditors.

 24.1          Power of Attorney (see signature page).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, OXIS International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, Oregon, on March 10, 2000.

                           OXIS International, Inc.

                           By: /s/ Paul C. Sharpe
                              ------------------------------------
                              Paul C. Sharpe
                              Chief Executive Officer

                               POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Ray R. Rogers and Jon S. Pitcher, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Capacity                         Date
---------                       --------                         ----

  /s/ Paul C. Sharpe            Chief Executive Officer          March 10, 2000
----------------------------    (Principal Executive Officer)
  Paul C. Sharpe                and Director

  /s/ Jon S. Pitcher            Vice President and Chief         March 10, 2000
----------------------------    Financial Officer
  Jon S. Pitcher                (Principal Financial
                                and Accounting Officer)

  /s/ Ray R. Rogers             Chairman of the Board            March 10, 2000
----------------------------    and Director
  Ray R. Rogers

Signature                       Capacity                         Date
---------                       --------                         ----

  /s/ Timothy G. Biro            Director                         March 10, 2000
----------------------------
  Timothy G. Biro

  /s/ Richard A. Davis           Director                         March 10, 2000
----------------------------
  Richard A. Davis

  /s/ Stuart S. Lang             Director                         March 10, 2000
----------------------------
  Stuart S. Lang

  /s/ Timothy C. Rodell          Director                         March 10, 2000
----------------------------
  Timothy C. Rodell

  /s/ A.R. Sitaraman             Director                         March 10, 2000
----------------------------
  A.R. Sitaraman

                               INDEX TO EXHIBITS



Exhibit
Number                                  Document
======                                  ========


  5.1     Opinion of Morrison & Foerster LLP.


 23.1     Consent of Counsel (included in Exhibit 5.1).


 23.2     Consent of Deloitte & Touche LLP, Independent Auditors.


 24.1     Power of Attorney (see signature page).